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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:
   o  Adams LP Gas of Lake City
   o  Balgas
   o  Blue Flame Gas
   o  Blue Flame Gas of Charleston
   o  Blue Flame Gas of Mt. Pleasant
   o  Blue Flame Gas of Richmond
   o  C & D Propane
   o  Carolane Propane Gas
   o  Clarendon Gas Co.
   o  Covington Propane
   o  Cumberland LP Gas
   o  Duncan Propane
   o  Eaves Propane & Oil
   o  Efird Gas Company
   o  Fallsburg Gas Service
   o  Foster's Gas
   o  Foster's Propane
   o  Foust Fuels
   o  Franconia Gas
   o  Gas Service Co.
   o  Gas to Go
   o  Gibson Homegas
   o  Gibson Propane
   o  Greer Gas Co.
   o  Grenier Gas Company
   o  Harris Propane Gas
   o  Heritage Propane
   o  Holton's L.P. Gas
   o  Horizon Gas
   o  Horizon Gas of Palm Bay
   o  Houston County Propane
   o  Hydratane of Athens
   o  Ikard & Newsom
   o  J & J Propane Gas
   o  Jerry's Propane Service
   o  John E. Foster & Son
   o  Johnson Gas
   o  Kingston Propane


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   o  Kirby's Propane Gas
   o  Lake County Gas
   o  Lewis Gas Co.
   o  Liberty Propane
   o  Lyons Gas
   o  Modern Propane Gas
   o  Mountain Gas
   o  Mt. Pleasant Propane
   o  Myers Propane Service
   o  New Mexico Propane
   o  Northern Energy
   o  Northwestern Propane
   o  Paradee Gas Company
   o  Pioneer LPG
   o  Pioneer Propane
   o  ProFlame
   o  Propane Gas Inc.
   o  Quality Gas
   o  Rural Gas and Appliance
   o  San Juan Propane
   o  Sandwich Gas Service
   o  Sawyer Gas
   o  ServiGas
   o  ServiGas/Ikard & Newsom
   o  Spring Lake Super Flame
   o  TriGas Propane Company
   o  Tri-Gas of Benzie
   o  Truett's Propane Service
   o  Wakulla L.P.G.
   o  Waynesville Gas Service
   o  Wurtsboro Propane Gas
   o  Young's Propane

2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

   o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane)

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:
   o M-P Oils Ltd., an Alberta, Canada corporation, holding a partnership interest in the following:
      o  M-P Energy Partnership



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   o  EarthAmerica, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:
      o  EarthAmerica of Texas, L.P., a Texas limited partnership

4. Guilford Gas Service, Inc., a North Carolina corporation, which conducts business under the name Guilford Gas and through its wholly owned subsidiary:
   o EnergyNorth Propane, Inc., a New Hampshire corporation, which conducts business under the name EnergyNorth Propane and through its wholly owned subsidiary:
      o  VGS Propane, L.L.C., a Vermont limited liability company
   o Western Star Propane, Inc., a California corporation, which conducts business under the name Western Star Propane

5. Heritage Energy Resources, L.L.C., an Oklahoma limited liability company

6. AGL Propane, L.L.C., a Georgia limited liability company, which does business under the following names:
   o  AGL Propane

7. Peoples Gas Company, L.L.C., a Delaware limited liability company, which does business under the following names:
   o  Peoples Gas
   o  TECO Propane

8. United Cities Propane Gas, L.L.C., a Delaware limited liability company, which does business under the following names:
   o  E-Con Gas
   o  Heritage Propane
   o  Shaw L.P.
   o  United Cities Propane

9. Retail Propane Company, L.L.C., a Delaware limited liability company, which does business under the following names:
   o  FlameGas
   o  Green's Fuel Gas Company
   o  PNG Propane Company
   o  Piedmont Propane
   o  Southern Gas Company
   o  Thomas Gas Company

10. EarthAmerica GP, L.L.C., a Delaware limited liability company, holding a direct or indirect interest in the following:
    o  EarthAmerica of Texas, L.P., a Texas limited partnership